Exhibit 3.7(f)

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COVER LETTER TO: Amendment Section Division of Corporations NAME OF CORPORATION: H_a_ck_e_t_t's_S_to_r_e_s, l_n_c_. - -- - DOCUMENT NUMBER: P_0_6_0_0_0_14_0_4_1_1 The enclosed Articles of Amendment and fee are submitted for filing. Please return all correspondence concerning this matter to the following: Thomas Scozzafava Name of Contact Person svcc Firm/ Company PO Box 725 Address Sackets Harbor, NY 13685 City/ State and Zip Code contact@seawaycapital.comm E - mali address: (to be used for future annua l report not1hcat1on) For further information concerning this matter, please call: K _e_lli_e_O_'C_o_n_n_o_r at ( Name of Contact Person 315 ) 6 _4_6_ - 7_1_0_1 Area Code & Daytime Telephone Number _ Enclosed is a check for the following amount made payable to the Florida Department of State: D $35 Filing Fee D $43.75 Filing Fee & Certificate of Status Mailing Address Amendment Section Division of Corporations P.O. Box 6327 Tallahassee, FL 32314 IZ] $43.75 Filing Fee & Certified Copy (Additional copy is enclosed) D $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed) Street Address Amendment Section Division of Corporations Clifton Building 266 l Executive Center Circle Tallahassee, FL 3230 l

- - - · - : UFECUIJE i, . • , , . l , i . · d •" M - - † ? Articles ofAmendment to Articles of Incorporation of Hackett's Stores, Inc, FILED ZOIOHAY21 PM 1:03 P06000140411 (Document Number of Corporation (if known) Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation: A. If amending name. enter the new name of the corporation: W_i_se_B_u y_s , _ln_c_ . The new name must be distinguishable and contain the word "corporation, " "company, or "incorporated" or the abbreviation "Corp . ," "Inc . ," or Co . ," or the designation "Corp," "Inc," or "Co" . A professional corporation name must contain the word "chartered, " "professional association, "or the abbreviation "P . A . " B. Enter new principal office address, if applicahle: (Principal office address MUST BE A STREET ADDRESS) C. Enter new mailing address. if applicahle: (Mailing address MAY BE A POST OFFICE BOX) D. If amending the registered agent and/or registered office address in Florida. enter the name of the new registered agent and/or the new registered office address: Name o(New Registered Agent: New Registered Office Address: (Florida street address) ,Florida, (City) (Zip Code) New Registered Agent's Signature. if changing Registered Agent: I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position. Signature of New Registered Agent, if changing Page I of3

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If amending the Officers and/or Directors, enter the title and name of each officer/director heing · removed and title, name, and address of each Officer and/or Director being added: (Attach additional sheets, if necessary) · Address Type of Action 0 Add D Remove Ƒ Add D Remove 0 Add D Remove E. If amending or adding additional Articles, enter change(s) here: (a!tach additional sheets, if necessary). (Be specific) F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares , provisions for implementing the amendment if not contained in the amendment itself : (if not applicable, indicate NIA) Page 2 of3

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The date of each amendment(s) adoption: _M_a y, 1_9 - ' - ,_2_0_1_0 ' Effective date if applicable: (date of,adoption is required) _M_a ,y_2_8 - -- ' - -- - 2 , _0_1_ 0 (no more than 90 days after amendment file date) Adoption of Amendment(s) (CHECK ONE) IZ] The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval. D The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s): "The number of votes cast for the amendment(s) was/were sufficient for approval by - ----------------- - (voting group) D The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required. D The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required. Dated May 19, 2010 Signature P, J ,pr (By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary) Thomas W. Scozzafava (Typed or printed name of person signing) Chairman & President (Title of person signing) Page 3 of 3

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MAJORITY WRITTEN·coNSENT OF DIRECTORS OF HACKETT'S STORES, INC. IN LIEU OF MEETING OF THE BOARD OF DIRECTORS Pursuant to the authority granted to Directors to take action by written consent without a meeting pursuant to Section 607 of the Business Organizations Law of the State of Florida, the Board of Directors (the "Directors") of Hackett's Stores, Inc., a Florida corporation (the "Company" or the "Corporation"), do hereby consent to, adopt, ratify, confirm and approve, as of the date indicated below, the following recitals and resolutions, as evidenced by their signature hereunder: STOCKPLIT WHEREAS, the Directors believe it is in the best interest of the Corporation and the majority shareholder thereof for the Corporation to effect a reverse stock split in the ratio of one share for every thirty five shares currently held (the "Reverse Stock Split"); and WHEREAS, the Directors have been presented with a written consent of a majority of the shares of the Corporation approving and authorizing the Reverse Stock Split. WHEREAS, the Directors believe it is in the best interest of the Corporation to authorize and approve the Reverse Stock Split and the actions contemplated thereby as proposed by the Board. NOW, THEREFORE, BE IT RESOLVED, THAT the Reverse Stock Split, and the actions contemplated thereby are hereby authorized and approved. CHANGE OF NAME WHEREAS, the Directors believe it is in the best interest of the Corporation and the majority shareholder thereof for the Corporation to change the name of the corporation to WiseBuys, Inc. (the "Name Change"); WHEREAS, the Directors have been presented with a written consent of a majority of the shares of the Corporation approving and authorizing the Name Change; WHEREAS, the Directors believe it is in the best interest of the Corporation to authorize and approve the Name Change and the actions contemplated thereby as proposed by the Board.

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NOW, THEREFORE, BE IT RESOL . VED, T . HA T the Name Change, and the actions contemplated thereby are hereby authorized and approved; and BE IT FURTHER RESOLVED, THAT the Officers of the Corporation are hereby authorized and instructed to take whatever action necessary to carry out the resolutions contained herein. IN WITNESS WHEREOF, the undersigned have set forth their hand as of this 19th day of May 2010. Thomas W. Scozzafava Director and Chairman s ) rl : •. . ! JJ Q ified In Jefferson County Reg # 01BU6063380 1 :i, Commission Expires 08 - 27 - ....L.L

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MAJORITY WRITTEN CQNSEN_T OF SHAREHOLDERS OF HACKETT'S STORES, INC. IN LIEU OF MEETING OF THE SHAREHOLDERS The undersigned, constituting a majority of the issued and outstanding shares of Hackett's Stores, Inc., a Florida corporation (the "Corporation") entitled to vote thereon (the "Shareholders"), acting pursuant to the provisions of Section 607.0704 of the Florida Business Corporations Act, hereby consent to take the following actions and adopt the following resolutions effective as of the date indicated below: STOCKPLIT WHEREAS, the Shareholders have been advised by the Board of Directors (the Board") of the Corporation that it believes that it is in the best interest of the Corporation and the shareholders thereof for the Corporation to effect a reverse stock split in the ratio of one share for every thirty five shares currently held (the "Reverse Stock Split"); and WHEREAS, the Shareholders believe it is in the best interest of the Corporation to authorize and approve the Reverse Stock Split and the actions contemplated thereby as proposed by the Board. NOW, THEREFORE, BE IT RESOLVED, THAT the Reverse Stock Split, and the actions contemplated thereby are hereby authorized and approved. CHANGE OF NAME WHEREAS, the Shareholders have been advised by the Board of Directors (the Board") of the Corporation that it believes that it is in the best interest of the Corporation and the shareholders thereof for the Corporation to change its name to WiseBuys, Inc . (the "Name Change") ; and WHEREAS, the Shareholders believe it is in the best interest of the Corporation to authorize and approve the Name Change and the actions contemplated thereby as proposed by the Board. NOW, THEREFORE, BE IT RESOLVED, THAT the Name Change, and the actions contemplated thereby are hereby authorized and approved.

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GENERAL. RESO_LUTION FINALLY, BE IT RESOLVED FURTHER, THAT the Board of Directors and Officers of the c'orporaiion are hereby authorized and instructed to take whatever steps necessary to effectuate the above described resolutions. IN WITNESS WHEREOF, the undersigned have set forth their hand as of this 19th day of May 2010. Shareholder Name: Seaway Valley Capital Corporation Number of Common Shares: 0 (pct of Common Shares: 0%) Number of Series B Preferred Shares: I 00,000 (pct of Series B Preferred I 00%) Total Capital Stock Voting Percentage (80%) By: Thomas W. Scozzafava, Chairman and President, Seaway Valley Capital Corp.

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